UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 20, 2015 (August 14, 2015)
Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

973 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 14, 2015, our subsidiary Avis Budget Car Rental, LLC (“ABCR”) entered into a letter agreement with Ford Motor Company (the “Ford Agreement”), and an agreement with General Motors, LLC (the “GM Agreement”), for the purchase of vehicles from Ford and GM dealers for the 2016 vehicle model year. The Ford Agreement sets forth the terms and conditions related to Ford’s guaranteed auction value program, which guarantees the price of certain vehicles purchased by ABCR when sold at auction. The GM Agreement sets forth the terms and conditions related to GM’s repurchase of a portion of the vehicles purchased by ABCR. The Ford Agreement and the GM Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Avis Budget Car Rental 2016 Model Year Program Letter dated August 14, 2015 between Avis Budget Car Rental, LLC and Ford Motor Company.*
10.2	Agreement dated August 14, 2015 between Avis Budget Car Rental, LLC and General Motors LLC.*

*Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Bryon L. Koepke
Name:	Bryon L. Koepke
Title:	Senior Vice President and Chief Securities Counsel

Date: August 20, 2015

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated August 20, 2015 (August 14, 2015)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Avis Budget Car Rental 2016 Model Year Program Letter dated August 14, 2015 between Avis Budget Car Rental, LLC and Ford Motor Company.*
10.2	Agreement dated August 14, 2015 between Avis Budget Car Rental, LLC and General Motors LLC.*

*Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions have been omitted and filed separately with the Securities and Exchange Commission.